15 Warren Street, Suite 25
Hackensack, NJ 07601
(201) 342-342-7753
Fax: (201) 342-7598
Paritz & Company, P.A.	E-mail: paritz@paritz.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Bally, Corp.

2620 Regatta Drive, Suite 102

Las Vegas, NV 89128

Gentlemen:

We consent to the use in this Registration Statement on Form S-1 of our report dated November 8, 2013 relating to the financial statements of Bally, Corp. as of September 30, 2013, and for the  period from March 13, 2013 (inception) to September 30, 2013, and to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Paritz & Company, P.A.

Paritz & Company, P.A.

Hackensack, New Jersey

November 18, 2013